CUSTODIAN AGREEMENT

      CUSTODIAN AGREEMENT, made this 31st day of March, 1992, effective May 1, 1992, between Country Capital Income Fund, Inc., organized and existing under the laws of the State of Maryland, having its principal office and place of business at 1711 G.E. Road, Bloomington, Illinois (hereinafter called the "Fund"), and IAA Trust Company of Bloomington, Illinois, a trust company organized and existing under the laws of the State of Illinois, having its principal office and place of business at 1701 Towanda Avenue, Bloomington, Illinois (hereinafter called the "Custodian").

                              W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

                                       I.

                            APPOINTMENT OF CUSTODIAN

      1. The Fund hereby constitutes and appoints the Custodian as custodian of all of the securities and moneys at any time owned by the Fund during the period of this Agreement.

      2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                       II.

                         CUSTODY OF CASH AND SECURITIES

      1. The Fund will deliver or cause to be delivered to the Custodian all securities and all moneys owned by it, including cash received for the issuance of its shares, at any time during the period of this Agreement. The Custodian will not be responsible for such securities and such moneys until actually received by it. The Fund shall instruct the Custodian from time to time in its sole discretion, by means of a certificate signed in the name of the Fund by two officers in accordance with the provisions of Article IX, or in connection with the purchase or sale of money market securities, by means of the oral instructions of an authorized person, as to the manner in which and in what amounts such securities and moneys are to be deposited on behalf of the Fund in the Book-Entry System or the depository, as each term is defined in Article IX; provided, however, that prior to the deposit of securities of the Fund in either the Book-Entry System or the depository, including a deposit in connection with the settlement of a purchase or sale, or a delivery of loan collateral, the Custodian shall have received a certified resolution of the Fund's Board of Directors specifically approving such deposits by the Custodian on behalf of the Fund in the Book-Entry System or the depository as the case may be. Securities and moneys of the Fund deposited in either the Book-Entry System or the depository, as the case may be, will be represented in accounts which include only assets held by the Custodian for its customers, in fiduciary or representative capacity.

      2. The Custodian shall credit to a separate account in the name of the Fund all moneys received by it for the account of the Fund, and shall disburse the same only:

      (a) In payment for securities purchased, as provided in Article III hereof; or

      (b) In payment of dividends or distributions as provided in Article IV hereof; or

      (c) In payment of original issue or other taxes, as provided in Article V hereof; or

      (d) In payment for capital stock of the Fund redeemed by it, as provided in Article V hereof; or

      (e) Pursuant to certificates, notices or written instructions of the Fund, signed in its name by any two officers (as defined in Article
            IX) or, with respect to money market securities, as defined in
            Article IX, the oral instructions of an authorized person, as defined in Article IX, setting forth the name and address of the person to whom payment is to be made, the amount to be paid, and the corporate purpose for which payment is to be made; or

      (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Article VII hereof.

      3. The Custodian shall notify the Fund promptly after the close of business on each day with a statement summarizing all transactions and entries for the account of the Fund during said day; and it shall, at least monthly and from time to time, render a detailed statement of the securities and moneys held for the Fund under this Agreement. The Custodian shall send the Fund confirmation of any purchase or sale of securities and by book entry or otherwise identify as belonging to the Fund a quantity of securities in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the depository or the Book-Entry System.

      4. All securities held for the Fund, which are issued or issuable only in bearer form, except such securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian, as the Custodian may from time to time determine, or in the name of the Book-Entry System or the depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the depository any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such securities which are not held in the Book-Entry System or in the depository in a separate account in the name of the Fund physically segregated at all times from those of any other person or persons. The Fund hereby acknowledges its right to receive written confirmation of each transaction, but waives that right upon receiving monthly statements of activity as agreed upon.

      5. Unless otherwise instructed to the contrary by a certificate signed in the name of the Fund by any two officers, the Custodian by itself, or through the use of the Book-Entry System or the depository with respect to securities therein deposited, shall with respect to all securities held for the Fund in accordance with this Agreement:

      (a)   Collect all income due or payable per usual and customary practices;

      (b) Present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable;

      (c)   Surrender securities in temporary form for definitive securities;

      (d) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

      (e) Hold directly, or through the Book-Entry System or the depository with respect to securities therein deposited, for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by the Custodian hereunder.

      6. Upon receipt of a certificate signed in the name of the Fund by any two officers as defined in Article IX, and not otherwise, the Custodian shall:

      (a) Execute and deliver to such persons as may be designated in such certificate, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

      (b) Deliver any securities held for the Fund in exchange for other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

      (c) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement, such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

      (d) Make such transfers or exchanges of the assets of the Fund, and take such other steps, as shall be stated in said certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund.

      7. Notwithstanding anything elsewhere contained herein to the contrary, the Fund hereby authorizes the Custodian for the term of this Agreement, if it so desires, to maintain in its account(s) with MSTC in a manner consistent and in accordance with the Investment Company Act of 1940 and any rules and regulations thereunder, securities, if any, as may from time to time be held for the Fund and are subject to covered call options issued or written by the Fund.

                                      III.

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

      1. Promptly after each purchase of securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of securities which are not money market securities, a certificate signed in the name of the Fund by any two officers as defined in Article IX and (ii) with respect to each purchase of money market securities such a certificate or oral instructions from an authorized person, specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of person from whom or the broker through whom the purchase was made, (g) whether such purchase is to be settled through the Book-Entry System or the depository, and (h) whether the securities purchased are to be deposited in the Book-Entry System or the depository. The Custodian shall upon receipt of securities purchased by or for the Fund pay out of the moneys held for the account of the Fund, the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such certificate or such oral instructions.

      2. Promptly after each sale of securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of securities which are not money market securities a certificate signed in the name of the Fund by any two officers as defined in Article IX and (ii) with respect to each sale of money market securities such a certificate or oral instructions from an authorized person specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and the accrued interest, if any, (c) the date of sale,

(d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, (f) the name of the broker through whom or the person to whom the sale was made, and (g) whether such sale is to be settled through the Book-Entry System or the depository. The Custodian shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such certificate or such oral instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

      3. Promptly after the Fund writes a covered call option contract it shall deliver to the Custodian a certificate signed in the name of the Fund by any two officers as defined in Article IX that specifies: (a) the name of the issuer and title and number of the security subject to call, (b) the exercise price, (c) the premium to be received by the Fund, (d) the expiration date, and (e) the name of the person from whom the premium is to be received.

      4. If the Custodian acts as escrow agent with respect to a covered call option, or if securities underlying such covered call option are maintained by the Custodian with MSTC, the Custodian shall deliver or cause to be delivered such receipts as are required in accordance with the customs prevailing among dealers in such securities.

      5. When a covered call option written by the Fund is exercised, the Fund shall furnish the Custodian with a certificate signed in the name of the Fund by any two officers instructing the Custodian to cause delivery of the securities covered by the call option in exchange for the exercise price and specifying:
(a) the name of the issuer and title and number of the security subject to the covered call, (b) the person to whom the securities are to be delivered, and (c) the amount to be received by the Custodian upon such delivery.

      6. When a covered call option written by the Fund expires, the Fund will deliver to the Custodian a certificate signed in the name of the Fund by any two officers that contains the information specified in paragraph 3 herein and instructs the Custodian to free the securities covered by the call option from the restrictions previously imposed by reason of the writing of such covered call option. Upon the return and/or the cancellation of the receipts issued pursuant to paragraph 4 herein, the Custodian shall remove such restrictions on the securities covered by the call option, delete such covered call option from the list of holdings maintained by the Custodian, and continue to hold such securities in accordance with this Agreement.

      7. In the event the Fund purchases a covered call option identical to a previously written covered call option in a transaction expressly designed as a "Closing Purchase Transaction" in order to liquidate its position as a writer of such covered call option, it will deliver to the Custodian a certificate signed in the name of the Fund by any two officers that specifies: (a) the name of the issuer and title and number of the security subject to the covered call option,
(b) the exercise price, (c) the premium to be paid by the Fund, (d) the expiration date, and (e) the name of the person to whom the premium is to be paid. Upon the Custodian's payment of the premium and the return and/or cancellation of the receipts issued pursuant to paragraph 4 herein, the Custodian shall remove the previously imposed restrictions on the securities covered by the call option that is liquidated by reason of the Closing Purchase Transaction, delete such covered call option from the list of holdings maintained by the Fund, and continue to hold such securities in accordance with this Agreement.

      8. The Custodian shall not make payment for the purchase of securities for the account of the Fund in advance of the receipt of such securities purchased without specific written instructions from the Fund to so pay in advance, provided, however, that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book entry into a segregated nonproprietary account of the Custodian maintained with the Federal Reserve Bank of Chicago or of the safekeeping receipt, provided that such securities have in fact been so transferred by book entry.

                                       IV.

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

      1. The Fund shall furnish to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, authorizing the declaration of dividends, and authorizing the Custodian to rely on the oral instructions from an authorized officer of the Fund, or setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which stockholders entitled to payment shall be determined, and the amount payable per share to the stockholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

      2. Upon the payment date specified in such officer's certificate or oral instructions, the Custodian shall pay out of the moneys held for the account of the Fund the total amount payable to the Dividend Agent for the Fund.

                                       V.

                SALE AND REDEMPTION OF CAPITAL STOCK OF THE FUND

      1. Whenever the Fund shall sell any shares of its capital stock, it shall cause to be delivered to the Custodian all moneys received for such sales. The Custodian shall make such arrangements with the Transfer Agent of the Fund as will enable the Custodian to receive the cash consideration due the Fund for such shares of the Fund as may be issued or sold from time to time by the Fund. In connection with such issuance of shares of the Fund, the Custodian shall make such arrangements with the Transfer Agent to provide for the timely notification to the Transfer Agent and to the Fund of the receipt of proper consideration by the Custodian for the issuance of such shares, including the receipt of funds transferred directly to the Custodian by wire.

      2. Upon receipt of such money, the Custodian shall credit such money to the account of the Fund and shall notify the Fund and its Transfer Agent of the receipt of such money.

      3. Upon the issuance of any of the capital stock of the Fund in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a notice signed by any two officers, as defined in Article IX, specifying the amount to be paid.

      4. Whenever the Fund shall hereafter redeem any shares of its capital stock, it shall furnish to the Custodian a certificate signed in the name of the Fund by any two officers, specifying:

      (a)   The name of the investor redeeming.

      (b)   The amount to be paid for the shares redeemed.

      5. Upon receipt from the Transfer Agent of an advice setting forth the number of shares received by the Transfer Agent for redemption and that such shares are valid and in good form for redemption, the Custodian shall make payment out of the moneys held for the account of the Fund, either to the Transfer Agent or to such other person as may be specified by the Transfer Agent of the total amount specified in the certificate issued pursuant to the foregoing paragraph 4 of this Article.

                                       VI.

                                  INDEBTEDNESS

      If the Custodian should in its sole discretion advance funds on behalf of the Fund because the moneys held by the Custodian for the account of the Fund shall be insufficient to pay the total amount payable upon purchase of securities as set forth in a certificate or oral instructions issued pursuant to
Article III, such indebtedness shall be deemed to be a loan made by the Custodian to the Fund payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Harris Trust and Savings Bank's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate, but in no event to be less than 6% per annum. The parties agree that such indebtedness shall be considered a temporary measure for extraordinary or emergency purposes. Any such indebtedness shall be reduced by an amount equal to the total of all amounts due the Fund which have not been collected by the Custodian on behalf of the Fund when due because of the failure of the Custodian to timely make demand or presentment for payment. In addition thereto, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf only to the extent and duration of the foregoing advance of funds to the Fund by the Custodian. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such indebtedness against any balance of account standing to the Fund 'a credit on the Custodian's books. Furthermore, the Fund authorizes the Custodian, in its sole discretion, upon 48 hours' prior written notice to the Fund, at any time to charge interest due upon such indebtedness against any balance of account standing to the Fund's credit on the Custodian's books. If the Custodian receives a written notice from the Fund within the 48-hour notice period that it disputes the mathematical calculation of the interest charge or if the Custodian has erroneously advanced funds because the moneys held by the Custodian for the account of the Fund were sufficient to pay for the purchase of securities, Custodian shall not charge the Fund's account until the parties agree to the correct calculation of the charge. Furthermore, if the parties are unable to reach such an agreement within five working days from the time Custodian first receives the Fund's notice of dispute as herein provided, either party may terminate this Agreement upon 30 days' prior written notice to the other party.

                                      VII.

                            CONCERNING THE CUSTODIAN

      1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, the expenses for which may be charged to the Fund upon the mutual agreement of the Fund and the Custodian, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or the depositories arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents. If the Fund incurs any loss or damages resulting from the use of the Book-Entry System arising by reason of the negligence, misfeasance or misconduct on the part of any depository, the Custodian agrees to initiate a claim through normal banking channels with the depository for the amount of such loss or damage, subject to the provisions of paragraph 5 of this Article VII.

      2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

      (a) The validity of the issue of any securities, including covered calls, purchased by or for the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefore;

      (b) The legality of the sale of any securities, including covered calls, by or for the Fund, or the propriety of the amount for which the same are sold;

      (c) The legality of the issue or sale of any shares of the capital stock of the Fund, or the sufficiency of the amount to be received therefore;

      (d) The legality of the declaration of any dividend by the Fund, or the legality of the issue of any shares of the Fund's capital stock in payment of any stock dividend.

      3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the depository.

      4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

      5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a certificate signed in the name of the Fund by any two officers, and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

      6. The Custodian may, with the prior approval of the Fund, appoint one or more banking institutions as Depository or Depositories or as Sub-Custodian or Sub-Custodians, including, but not limited to banking institutions located in foreign countries, of securities and moneys at any time owned by the Fund, upon terms and conditions approved in written instructions from two officers of the Fund. Such appointment may include, but is not limited to, the deposit of all or any portion of the securities of the Fund with MSTC.

      7. The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles of Incorporation.

      8. The Custodian shall be entitled to receive and the Fund agrees to pay the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any costs or expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund, provided, however, that Custodian shall provide the Fund with 48 hours' prior written notice that such charge will be made. If the Custodian receives a written notice from the Fund that it disputes the costs or expenses proposed to be charged or the mathematical calculation of the Custodian's compensation within the 48-hour notice period, Custodian shall not charge the Fund's account until the parties agree as to the correct calculation of the compensation or the correct charge for costs and/or expenses, as the case may be. Furthermore, if the parties are unable to reach such an agreement within five business days from the time Custodian first receives the Fund's notice of dispute as herein provided, either party may terminate this Agreement upon 30 days' prior written notice to the other party. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of securities of the Fund.

      9. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by the Custodian and believed by the Custodian to be genuine and to be sent by two officers of the Fund as defined in
Article IX. The Custodian shall be entitled to rely upon any instructions received by the Custodian pursuant to Article III hereof with regard to the purchase and sale of money market securities and believed by the Custodian to be genuine and to be given by an authorized person. The Fund agrees to forward to the Custodian written instructions from an authorized person confirming such oral instructions in such manner so that such written instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business of the same day that such oral instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon oral instructions given to the Custodian hereunder concerning such transactions provided such instructions appear to have been received from a duly authorized person.

                                      VIII.

                                   TERMINATION

      1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor Custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, designating a successor Custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor Custodian which shall be a bank or trust company having not less than S2,000,000 aggregate capital, surplus, and undivided profits and upon delivery by the Custodian to such successor Custodian of all securities and moneys then owned by the Fund and held by the Custodian upon the date specified in the notice of termination of this Agreement, shall be relieved of any further duties and responsibilities under this Agreement.

      2. Upon the date set forth in such notice, this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly or through MSTC to the successor Custodian all securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

                                       IX.

                                  MISCELLANEOUS

      1. The term "certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian signed by two officers on behalf of the Fund.

      2. The term "officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, and Assistant Secretary or Assistant Treasurer, or any other person or persons duly authorized by the Board of Directors to execute any certificate, instruction, notice or other instrument on behalf of the Fund.

      3. The Fund agrees to furnish the Custodian with a certificate signed by two of the present officers of the Fund under its corporate seal, setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new certificate in the event any such present officer ceases to be an officer of the Fund, or in the event that other or additional officers as defined in Article IX are elected or appointed. Until such new certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the officers as set forth in the latest issued certificate.

      4. The term "authorized person" shall be deemed to include the President, the Treasurer, and any other persons, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors to deliver oral instructions on behalf of the Fund.

      5. The Fund agrees to furnish the Custodian with a certificate signed by two of the present officers of the Fund under its corporate seal, setting forth the names and the signatures of the present authorized persons. The Fund agrees to furnish to the Custodian a new certificate in the event that any such present authorized person ceases to be an authorized person or in the event that other or additional authorized persons are elected or appointed. Until such new certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon oral instructions or signatures of the present authorized persons as set forth in the latest issued certificate.

      6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 1701 Towanda Avenue, Bloomington, Illinois, or at such other place as the Custodian may from time to time designate in writing.

      7. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at 1711 G.E. Road, Bloomington, Illinois, or at such other place as the Fund may from time to time designate in writing.

      8. The Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Directors of the Fund.

      9. The term "money market security" shall be deemed to include, but not be limited to debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, bank time deposits, certificates of deposit and banker's acceptances, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

      10. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

      11. This Agreement shall be construed in accordance with the laws of the State of Illinois.

      12. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      13. The term "written instructions" shall mean written communications by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

      14. The term "Book-Entry System" shall mean the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities, its successor or successors and its nominee or nominees, and the term "depository" shall mean the Midwest Securities Trust Company ("MSTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits in the Book-Entry System or MSTC, as the case may be. The term "depository" shall further mean and include any other registered clearing agent, its successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Directors approving deposits therein by the Custodian.

      15. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

      16. From time to time the Fund contracts with various providers for services to be furnished to the Fund or its shareholders. It is understood that from time to time information to be provided to the Custodian by the Fund may actually be provided by one of these service providers on behalf of the Fund. Conversely, it is understood that from time to time information to be provided to the Fund by the Custodian may actually be provided to one of these service providers on the Fund's behalf.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective corporate officers, "hereunto duly authorized and their respective corporate seals to be hereunto affixed as of the day and year first above written.


                                        COUNTRY CAPITAL INCOME FUND, INC.

                                        By: /s/ Donald J. Engelker
                                        --------------------------
                                        Its Vice President

ATTEST:


/s/ Sue Satterfeal
------------------

                                        IAA TRUST COMPANY

                                        By: /s/ Gary S. Mede
                                        --------------------
                                        Its Vice President
ATTEST:


/s/ Delez Johnson, Assist. Secretary
------------------------------------

                                IAA TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                        COUNTRY CAPITAL INCOME FUND, INC.

It is the desire of the Custodian to assist in the reduction of the Fund expenses. Therefore, pursuant to Paragraph 8 of Article VII of the Custodian Agreement dated March 31, 1992, the Custodian waives any right to compensation or the recovery of any expenses charged by sub-custodians involving the purchase and sale of securities of the Fund for one year from the effective date of the Custodian Agreement. Each year thereafter, the Custodian will confirm in writing if it wishes to continue this arrangement. If the Custodian does not wish to continue this arrangement, the parties will agree to a fee schedule pursuant to Paragraph 8 of Article VII of the Custodian Agreement.


                                        IAA TRUST COMPANY, CUSTODIAN

                                        By: /s/ Gary S. Mede
                                           -----------------
                                           Its Executive Vice President


                                        Date: March 31, 1992